UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Center Drive, Suite 200

Park City, Utah 84098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IIPR	New York Stock Exchange
Series A Preferred Stock, par value $0.001 per share	IIPR-PA	New York Stock Exchange

Item 3.03 Material Modifications to Rights of Security Holders.

On May 23, 2024, Innovative Industrial Properties, Inc., a Maryland corporation (the “Company”) filed with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) the Articles Supplementary (the “Articles Supplementary”) to the Second Articles of Amendment and Restatement of the Company classifying and designating an additional 22,660,000 shares of the Company’s 9.00% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), and as a result, there is currently an aggregate of 23,350,000 shares of Series A Preferred Stock authorized and classified. The preceding description of the Articles Supplementary contained in this Item 3.03 does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles Supplementary, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 3.03.

A summary of the material terms of the Series A Preferred Stock is set forth in Exhibit 4.4 to the Company’s Annual Report on Form 10-K, filed on February 27, 2024.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information about the Articles Supplementary set forth under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 8.01 Other Events.

On May 24, 2024, the Company notified each of BTIG, LLC, Jefferies LLC, Piper Sandler & Co. and Roth Capital Partners, LLC of its election to terminate each of the At-the-Market Sales Agreements, dated January 20, 2023, by and among the Company, IIP Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), and each of BTIG, LLC, Jefferies LLC, Piper Sandler & Co. and Roth Capital Partners, LLC (collectively, the “Prior Sales Agreements”). Pursuant to such notice, each of the Prior Sales Agreements will terminate effective as of May 29, 2024. As a result of the termination of the Prior Sales Agreements, there will be no further sales of the Company’s common stock thereunder.

On May 24, 2024, the Company and the Operating Partnership entered into separate equity distribution agreements (collectively, the “Equity Distribution Agreements”) with each of BTIG, LLC, Jefferies LLC, Piper Sandler & Co. and Roth Capital Partners, LLC, acting in their capacity as Sales Agents (as defined below) and each of Jefferies LLC and Piper Sandler Financial Products II Inc., acting in their capacity as forward sellers (as defined below) or forward purchasers (as defined below), relating to the offer and sale, from time to time, of (i) shares of common stock, $0.001 par value per share, of the Company (“Common Stock”) and (ii) Series A Preferred Stock, with an aggregate offering price of up to $500,000,000 (the “Shares”).

Reference is made to BTIG, LLC, Jefferies LLC, Piper Sandler & Co. and Roth Capital Partners, LLC, when acting in their capacity as sales agents, individually as a “Sales Agent” and collectively as “Sales Agents.” Reference is made to each of Jefferies LLC and Piper Sandler Financial Products II Inc., when acting as agents for Forward Purchasers, individually as a “Forward Seller” and collectively as “Forward Sellers.” Sales of the Shares, if any, may be made in any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, including, without limitation, sales made directly on the New York Stock Exchange, on any other existing trading market for the Company’s Common Stock or Series A Preferred Stock, in block trades or to or through a market maker or through an electronic communications network.

The Equity Distribution Agreements provide that, in addition to the issuance and sale of the Shares through the Sales Agents, the Company may enter into forward sale agreements under separate master forward sale agreements (collectively, the “Master Forward Sale Agreements”) and related supplemental confirmations between the Company and a Forward Seller or its affiliate. The Company refers to these entities, when acting in this capacity, individually as a “Forward Purchaser” and collectively as “Forward Purchasers.” In connection with each particular forward sale agreement, the relevant Forward Purchaser (or an affiliate thereof) will borrow from third parties and, through the relevant Forward Seller, sell a number of shares of Common Stock equal to the number of shares of Common Stock underlying the particular forward sale agreement. No shares of Series A Preferred Stock will be sold under forward sale agreements.

The Company will not initially receive any proceeds from the sale of borrowed shares of Common Stock by a Forward Seller. The Company expects to fully physically settle each particular forward sale agreement with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of that particular forward sale agreement, in which case the Company expects to receive aggregate net cash proceeds at settlement equal to the number of shares of Common Stock underlying the particular forward sale agreement multiplied by the relevant forward sale price. However, the Company may also elect to cash settle or net share settle a particular forward sale agreement, in which case the Company may not receive any proceeds from the issuance of shares of Common Stock, and the Company will instead receive or pay cash (in the case of cash settlement) or receive or deliver shares of Common Stock (in the case of net share settlement).

Each Sales Agent will receive from the Company a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of all Shares sold through it as Sales Agent under the applicable Equity Distribution Agreement. In connection with each forward sale, the Company will pay the relevant Forward Seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser, commissions at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales price of all borrowed shares of Common Stock sold by it as a Forward Seller.

The Company may also sell some or all of the Shares to a Sales Agent as principal for its own account at a price agreed upon at the time of sale.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333- 262320), which initially became effective upon filing with the Securities and Exchange Commission on January 24, 2022, and a prospectus supplement dated May 24, 2024, as the same may be amended or supplemented.

The foregoing descriptions of the Equity Distribution Agreements and the Master Forward Sale Agreements and related supplemental confirmations does not purport to be complete and are qualified in its entirety by reference to the exhibits filed with this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description of Exhibit

1.1	Form of Equity Distribution Agreement.
1.2	Form of Master Forward Sale Agreement.
3.1	Articles Supplementary to the Second Articles of Amendment and Restatement of Innovative Industrial Properties, Inc., designating additional shares of the Company’s 9.00% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share.
5.1	Opinion of Foley & Lardner LLP regarding legality of the Shares.
8.1	Opinion of Foley & Lardner LLP regarding certain tax matters.
23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).
23.2	Consent of Foley & Lardner LLP (included in Exhibit 8.1).
104	Cover Page Interactive Data File (embedded within the XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2024	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ David Smith
	Name:	David Smith
	Title:	Chief Financial Officer